Exhibit 10.30

EXECUTION VERSION

ADMINISTRATION AGREEMENT

Dated as of May 24, 2010

among

ZIPCAR VEHICLE FINANCING LLC,

as Issuer,

ZIPCAR, INC.,

as Administrator,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

EXHIBIT A - Form of Power of Attorney

i

ADMINISTRATION AGREEMENT dated as of May 24, 2010 (the “Agreement”), among ZIPCAR VEHICLE FINANCING LLC, a Delaware limited liability company (the “Issuer”), ZIPCAR, INC., a Delaware corporation, as administrator (the “Administrator”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as trustee (the “Trustee”) under the Base Indenture (as hereinafter defined). Except as otherwise specified, capitalized terms used but not defined herein have the respective meanings set forth in Schedule I to the Base Indenture dated as of May 24, 2010 (as amended, modified or supplemented from time to time in accordance with the provisions thereof, but exclusive of any Segregated Series Supplements, the “Indenture”) between the Issuer and the Trustee.

W I T N E S S E T H:

WHEREAS the Issuer has entered into the Related Documents (other than any Related Documents relating solely to any Segregated Series of Notes) to which it is a party in connection with the issuance of the Notes under the Indenture;

WHEREAS pursuant to the Related Documents (other than any Related Documents relating solely to any Segregated Series of Notes), the Issuer is required to perform certain duties relating to the Collateral that has been pledged to secure the Notes;

WHEREAS the Issuer desires to have the Administrator perform certain of the duties of the Issuer referred to in the preceding clause, and to provide such additional services consistent with the terms of this Agreement and the Related Documents (other than any Related Documents relating solely to any Segregated Series of Notes) as the Issuer may from time to time request;

WHEREAS the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Duties of Administrator. (a) Duties with Respect to the Related Documents. The Administrator agrees to perform all its duties as Administrator under the Related Documents (other than any Related Documents relating solely to any Segregated Series of Notes) to the extent relating to the Collateral or the Note Obligations. To the extent relating to the Collateral or the Note Obligations, the Administrator shall prepare, or shall cause the preparation by other appropriate persons of, all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Administrator shall take all appropriate action that it is the duty of the Issuer to take pursuant to the Indenture including, without limitation, such of the foregoing as are required with respect to the following matters under the Base Indenture (references are to sections of the Base Indenture):

(A) the preparation of or obtaining of the documents and instruments required for authentication of the Notes, if any, and delivery of the same to the Trustee (Sections 2.2 and 2.4);

(B) the duty to cause the Note Register to be kept and to give the Trustee notice of any appointment of a new Registrar and the location, or change in location, of the Note Register and the office or offices where Notes may be surrendered for registration of transfer or exchange (Section 2.5);

(C) the maintenance of an office or agency for registration of transfer or exchange of Notes and the notification of the Trustee or any change in the location of such office or agency (Sections 2.5 and 8.2);

(D) the duty to cause newly appointed Paying Agents, if any, to deliver to the Trustee the instrument specified in the Indenture regarding funds held in trust (Section 2.6);

(E) the direction to Paying Agents to pay to the Trustee all sums relating to any Series of Notes held in trust by such Paying Agents (Section 2.6);

(F) the delivery of notices or other communications to the applicable Clearing Agency for distribution to the Note Owners (Section 2.12(b))

(G) the notification of the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its duties under the Indenture or that the Issuer at its option elects to terminate the book entry system through the Clearing Agency (Section 2.13);

(H) the preparation of Definitive Notes and arranging the delivery thereof (Section 2.13);

(I) the taking of such further acts as may be reasonably necessary or proper to compel or secure the performance and observance by the Servicer, the Lessee or any other party thereto under any Collateral Agreement of their respective obligations thereunder (Section 3.3);

(J) the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of the Collateral (Sections 3.4 and 3.5);

(K) the preparation and delivery of each of the reports, certificates, statements and other materials required to be delivered by the Issuer pursuant to Section 4.1 of the Base Indenture (Section 4.1);

(L) the direction, if necessary, to the firm of independent certified public accountants to furnish reports to the Trustee and the Rating Agencies, if any, in accordance with Sections 4.1(g) and (h) of the Base Indenture (Sections 4.1(g) and(h));

(M) the furnishing, or causing to be furnished, to the Trustee or the Paying Agent, as applicable, instructions as to withdrawals and payments from the Collection Account and any other accounts specified in a Series Supplement relating to the Notes in accordance with Section 4.1(j) of the Base Indenture (Section 4.1(j));

(N) the preparation and delivery of the Annual Noteholders’ Tax Statement (Section 4.2(b));

(O) if so requested, the furnishing to any Noteholder, Note Owner or prospective purchaser of the Notes any information required pursuant to Rule 144(d)(4) under the Securities Act (Section 4.3);

(P) the preparation and delivery of written instructions with respect to the investment of funds on deposit in the Collection Account and any other accounts specified in a Series Supplement relating to a Series of Notes (Section 5.1(b));

(Q) instruct the Trustee to make the required withdrawals from the Collection Account and the required deposits in any Series Account in accordance with Article 5 of the Base Indenture, as modified by any Series Supplement (Section 5.2(b));

(R) the maintenance of the Issuer’s qualification to do business in each jurisdiction in which the failure to so qualify would be reasonably likely to result in a Material Adverse Effect (Section 8.4);

(S) the keeping of books of record and account (Section 8.6);

(T) the delivery of notice to the Trustee of each default described in Section 8.8 of the Base Indenture, and preparation and delivery of an Officer’s Certificate of the Issuer setting forth the details of such default and any action with respect thereto taken or contemplated to be taken by the Issuer (Section 8.8);

(U) the delivery of notice to the Trustee and the Rating Agencies, if any, of material proceedings (Section 8.9);

(V) the furnishing of other information to the Trustee as the Trustee may reasonably request (Section 8.10);

(W) the preparation and filing of all supplements, amendments, financing statements, continuation statements, if any, instruments of further assurance and other instruments, in accordance with Section 8.11(a) of the Base Indenture, necessary to protect the Collateral (Section 8.11(a));

(X) the obtaining of and the annual delivery of an Opinion of Counsel, in accordance with Section 8.11(d) of the Indenture, as to the Collateral (Section 8.11(d));

(Y) the preparation and obtaining of, and delivery to the Trustee and the Collateral Agent of, filings, Officer’s Certificates and Opinions of Counsel upon the Issuer changing its location or legal name (Section 8.19);

(Z) the arranging for the prompt sale of Vehicles returned to ZVF pursuant to Section 2.5(b) of the ZVF Lease (Section 8.25);

(AA) the obtaining and the maintenance of insurance in accordance with Section 8.26 of the Base Indenture, and the delivery of notice to the Trustee and the Collateral Agent of any change or cancellation of such insurance (Section 8.26);

(BB) the preparation and the obtaining of documents and instruments required for the release of the Issuer from its obligation under the Indenture (Section 11.1);

(CC) the preparation of Officer’s Certificates and the obtaining of Opinions of Counsel with respect to the execution of Supplements to the Indenture (Section 12.6); and

(DD) the preparation of Officer’s Certificates with respect to any requests by ZVF to the Trustee to take any action under the Indenture (Section 13.3).

(b) Additional Duties. In addition to the duties of the Administrator set forth above, to the extent relating to the Collateral or the Note Obligations, the Administrator shall perform such calculations and shall prepare for execution by the Issuer or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Related Documents (other than any Related Documents relating solely to a Segregated Series of Notes), and shall take all appropriate action that it is the duty of the Issuer to take pursuant to such Related Documents.

(c) Dealings with Affiliates. In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator’s opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

(d) Power of Attorney. The Issuer shall execute and deliver to the Administrator, and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit A hereto, appointing the Administrator the attorney-in-fact of the Issuer for the purpose of executing on behalf of the Issuer all such documents, reports, filings, instruments, certificates and opinions that the Administrator has agreed to prepare, file or deliver pursuant to this Agreement; provided, however that any such power of attorney shall be revoked if required pursuant to and in accordance with the terms of the Back-Up Administration Agreement.

(e) Non-Ministerial Matters. (i) With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Issuer of the proposed action and the Issuer shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, “non-ministerial matters” shall include, without limitation:

(A) the initiation of any claim or lawsuit by the Issuer, the compromise of any action, claim or lawsuit brought by the Issuer, and the compromise of any action, claim or lawsuit brought against the Issuer (other than in the ordinary course of business);

(B) the amendment, change or modification of the Related Documents;

(C) the appointment of successor Registrars, successor Paying Agents and successor Trustees pursuant to the Indenture or the appointment of successor’ Administrators, or the consent to the assignment by the Registrar, the Paying Agent or the Trustee of its obligations under the Indenture; and

(D) the removal of the Trustee.

(ii) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not, (x) make any payments to the Noteholders under the Related Documents, (y) sell the Collateral pursuant to the Indenture or (z) take any action that the Issuer directs the Administrator not to take on its behalf.

SECTION 2. Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer or the Trustee at any time during normal business hours.

SECTION 3. Compensation. As compensation for the performance of the Administrator’s obligations under this Agreement, the Administrator shall be entitled to $3,500 per month (the “Monthly Administration Fee”) which shall be payable on each Payment Date by the Issuer in accordance with the Indenture.

SECTION 4. Additional Information To Be Furnished to Issuer. The Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

SECTION 5. Independence of Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer in any way and shall not otherwise be deemed an agent of the Issuer.

SECTION 6. No Joint Venture. Nothing contained in this Agreement shall (i) constitute the Administrator or the Issuer as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) be construed to impose any liability as such on any of them or (iii) be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

SECTION 7. Other Activities of Administrator. (a) Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer or the Trustee.

(b) The Administrator and its Affiliates may generally engage in any kind of business with any person party to a Related Document, any of its Affiliates and any person who may do business with or own securities of any such person or any of its Affiliates, without any duty to account therefor to the Issuer or the Trustee.

SECTION 8. Term of Agreement; Removal of Administrator. (a) This Agreement shall continue in force until termination of the Indenture and the Related Documents (other than any Related Documents solely to any Segregated Series of Notes) in accordance with their respective terms and the payment in full of all obligations owing thereunder, upon which event this Agreement shall automatically terminate.

(b) Subject to Sections 8(d) and (e), the Issuer, with the written consent of the Requisite Investors, may remove the Administrator without cause by providing the Administrator with at least 60 days’ prior written notice.

(c) Subject to Sections 8(d) and (e), the Trustee may, and at the direction of the Requisite Investors shall, remove the Administrator upon written notice of termination from the Trustee to the Administrator if any of the following events shall occur (each an “Administrator Default”):

(i) the Administrator shall default in the performance of any of its duties under this Agreement and such default materially and adversely affects the interests of the Noteholders and, after notice of such default, the Administrator shall not cure such default within thirty days (or, if such default cannot be cured in such time, shall not give within thirty days such assurance of cure as shall be reasonably satisfactory to the Issuer);

(ii) a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

(iii) the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

The Administrator agrees that if any of the events specified in clause (ii) or (iii) of this Section shall occur, it shall give written notice thereof to the Issuer and the Trustee within five days after the happening of such event.

(d) No removal of the Administrator shall be effective until (i) a successor Administrator (acceptable to each Enhancement Provider related to a Series of Notes, if any) shall have been appointed by the Issuer (or, following an Administrator Default, by the Trustee acting at the direction of the Requisite Investors) and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder. The Issuer shall provide written notice of any such removal to the Trustee, each Enhancement Provider related to a Series of Notes and the Rating Agencies, if any.

(e) The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to each Series of Notes Outstanding that is rated by a Rating Agency.

(f) A successor Administrator shall execute, acknowledge and deliver a written acceptance of its appointment hereunder to the removed Administrator and to the Issuer. Thereupon the removal of the removed Administrator shall become effective and the successor Administrator shall have all the rights, powers and duties of the Administrator under this Agreement. The successor Administrator shall mail a notice of its succession to the Noteholders. The removed Administrator shall promptly transfer or cause to be transferred all property and any related agreements, documents and statements held by it as Administrator to the successor Administrator and the removed Administrator shall execute and deliver such instruments and do other things as may reasonably be required for folly and certainly vesting in the successor Administrator all rights, powers, duties and obligations hereunder.

(g) In no event shall a removed Administrator be liable for the acts or omissions of any successor Administrator hereunder.

(h) In the exercise or administration of its duties hereunder and under the Related Documents, the Administrator may act directly or through its agents or attorneys pursuant to agreements entered into with any of them. Any such delegation shall not relieve the Administrator of its liability and responsibility hereunder.

SECTION 9. Action upon Termination or Removal. Promptly upon the effective date of termination of this Agreement pursuant to Section 8(a) or the removal of the Administrator pursuant to Section 8(b) or (c), respectively, the Administrator shall be entitled to be paid by the Issuer all fees and reimbursable expenses accruing to it to the date of such termination or removal in accordance with the Indenture. The Administrator shall forthwith upon termination pursuant to Section 8(a) deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the removal of the Administrator pursuant to Section 8(b) or (c), respectively, the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

SECTION 10. Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

(a)	if to the Issuer, to

Zipcar Vehicle Financing LLC
25 First Street
Cambridge, MA 02141
Attention: Maria Stahl

(b)	if to the Administrator, to

Zipcar, Inc.
25 First Street
Cambridge, MA 02141
Attention: Edward Goldfinger

(c)	if to the Trustee, to

Deutsche Bank Trust Company Americas
60 Wall Street 26th Floor, Mail Stop NYC60-2606
New York, New York 10005
Attn: Alternative and Structured Finance Services

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above, except that notices to the Trustee are effective only upon receipt.

SECTION 11. Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Issuer, the Administrator and the Trustee. No amendment of any provision of this Agreement will be valid unless the Rating Agency Condition with respect to each Series of Notes Outstanding that is rated by a Rating Agency shall have been satisfied with respect thereto.

SECTION 12. Successors and Assigns. This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer and the Trustee and subject to satisfaction of the Rating Agency Condition with respect to each Series of Notes Outstanding that is rated by a Rating Agency. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuer or the Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator; provided that such successor organization executes and delivers to the Issuer and the Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder; provided, further, that the Rating Agency Condition with respect to each Series of Notes Outstanding that is rated by a Rating Agency shall have been satisfied with respect to such successor. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

SECTION 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 14. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

SECTION 15. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

SECTION 16. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 17. Limitation of Liability of Trustee, Collateral Agent and Administrator. Notwithstanding anything contained herein to the contrary, in no event shall any of the Trustee, the Collateral Agent or the Administrator have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

SECTION 18. Nonpetition Covenants. Notwithstanding any prior termination of this Agreement, neither the Administrator nor the Trustee shall, prior to the date which is one year and one day after the payment in full of the last Outstanding Indenture Note, petition or otherwise invoke, join with, encourage or cooperate with any other party in invoking or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

SECTION 19. Liability of Administrator. The Administrator agrees to indemnify ZVF and the Trustee and their respective agents (the “Indemnified Parties”) from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred therewith, including reasonable attorney’s fees and expenses incurred by the Indemnified Parties as a result of, or arising out of, or relating to the entering into and performance of this Agreement by the Indemnified Parties or suffered or sustained by the Indemnified Parties by reason of any acts, omissions or alleged acts or omissions arising out of the Administrator’s activities pursuant to this Agreement. Notwithstanding anything in the foregoing to the contrary, the Administrator shall not be obligated under its agreements of indemnity contained in this Section 19 (i) for any liabilities resulting from the gross negligence or willful misconduct of the Indemnified Parties or (ii) in respect of any claim arising out of the assessment of any tax against the Indemnified Parties. The obligations of the Administrator and the rights of the Indemnified Parties under this Section 19 shall survive any termination of this Agreement, in whole or in part.

SECTION 20. Limited Recourse to ZVF. The obligations of ZVF under this Agreement are solely the obligations of ZVF. No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement against any member, employee, officer or director of ZVF. Fees, expenses, costs or other obligations payable by ZVF hereunder shall be payable by ZVF to the extent and only to the extent that ZVF is reimbursed therefor pursuant to any of the Related Documents, or funds are then available or thereafter become available for such purpose pursuant to Article 5 of the Base Indenture, and the amount of any fees, expenses or costs exceeding such funds shall in no event constitute a claim (as defined in Section 101 of the Bankruptcy Code) against, or corporate obligation of, ZVF

SECTION 21. Patriot Act. The parties to this Agreement agree that they will provide the Deutsche Bank Trust Company Americas with such information as it may reasonably request in order for the Deutsche Bank Trust Company Americas to satisfy the requirements of the USA Patriot Act.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

ZIPCAR VEHICLE FINANCING LLC

By:		/s/ Edward Goldfinger
	Name:	Edward Goldfinger
	Title:	Treasurer

ZIPCAR, INC., as Administrator

By:		/s/ Scott W. Griffith
	Name:	Scott W. Griffith
	Title:	CEO

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:		/s/ Irene Siegel
	Name:	Irene Siegel
	Title:	Vice President

By:		/s/ Maria Inoa
	Name:	Maria Inoa
	Title:	Associate

EXHIBIT A

[Form of Power of Attorney]

POWER OF ATTORNEY

STATE OF	)
)
COUNTY OF	)

KNOW ALL MEN BY THESE PRESENTS, that ZIPCAR VEHICLE FINANCING LLC (“ZVF”), does hereby make, constitute and appoint ZIPCAR, INC. as Administrator under the Administration Agreement (as defined below), and its agents and attorneys, as Attorneys-in-Fact to execute on behalf of ZVF all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of ZVF to prepare, file or deliver pursuant to the Administration Agreement, including, without limitation, to appear for and represent ZVF in connection with the preparation, filing and audit of federal, state and local tax returns pertaining to ZVF, and with full power to perform any and all acts associated with such returns and audits that ZVF could perform, including without limitation, the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restriction on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements. For the purpose of this power of attorney, the term “Administration Agreement” means the Administration Agreement dated as of 24, 2010 among ZVF, Zipcar, Inc., as Administrator, and Deutsche Bank Trust Company Americas, as Trustee, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

This power of attorney shall terminate automatically upon the appointment of any replacement, back-up, or successor administrator in accordance with the terms of the Administration Agreement.

All powers of attorney for this purpose heretofore filed or executed by ZVF are hereby revoked.

EXECUTED this [    ]st day of [            ], 2010.

ZIPCAR VEHICLE FINANCING LLC

By:
Name:
Title: